United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2012

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)

1106 Palms Airport Drive, Las Vegas, Nevada 89119
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2012, Shuffle Master, Inc., a Minnesota corporation (the “Company”) entered into Amendment No. 1 to Credit Agreement, dated as of May 31, 2012 (the “Amendment”), by and among the Company, certain financial institutions (each a “Lender”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).  The Amendment amends certain terms of the Credit Agreement, dated as of October 29, 2010 (the “Credit Agreement”).  The Credit Agreement was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 13, 2011.  Except as amended by the Amendment, the terms of the Credit Agreement remain in effect.

Among other things, the Amendment does the following with respect to the Credit Agreement:

•	revises the requirement to pledge 66% of the voting equity securities of Shuffle Master Asia Limited to a percentage between 60-66% if acceptable to the Administrative Agent;

•
requires the Company to provide (i) 10 days’ prior notice of any merger between or among the Company and the other Loan Parties and (ii) notice within 20 days of any dissolution or liquidation of any Loan Party;

•
permits the dissolution or liquidation of any Dormant Entity, any Immaterial Subsidiary, and in connection with Foreign Subsidiary reorganization permitted by Section 5.02(d)(i)(C) of the Credit Agreement, certain Foreign Subsidiaries;

•
requires the Loan Parties to pledge as additional Collateral any fee interest in real property in the United States acquired by the Loan Parties after the date of the Credit Agreement with a purchase price (plus the aggregate costs and expenses of all improvements constructed thereon or otherwise placed on such real property) in excess of $25 million in the aggregate (when added to the purchase price (plus the aggregate costs and expenses of all improvements constructed thereon or otherwise placed on such real property) of all other fee interests in the United States held by the Loan Parties);

•
requires the Loan Parties to pledge as additional Collateral any leasehold interest in real property in the United States where the aggregate payments to be made under the underlying lease or similar agreement exceed $2.5 million per year;

•	requires the delivery of certain foreign pledge agreements by August 31, 2012;

•
provides that the Loan Parties are permitted to reorganize certain existing Foreign Subsidiaries and any newly formed or acquired Foreign Subsidiaries to an organization in which the Foreign Subsidiaries are subsidiaries of a newly formed foreign holding company (or newly formed foreign holding companies) provided that certain conditions are satisfied;

•
provides additional restrictions to the conditions relating to acquisitions by the Company or a Guarantor, such as, in the case of an asset acquisition, limiting the assets permitted to be acquired to assets located in the United States unless certain conditions are met;

•
excludes from the $25 million in Investments the Company and Guarantors are permitted to make in any Foreign Subsidiaries and Immaterial Subsidiaries intercompany Indebtedness owed by a Foreign Subsidiary to the Company or a Guarantor solely for purposes of repatriating money back to the United States;

•
increases the amount of other permitted Capital Expenditures from $10 million to $15 million and specifically excludes from such amount Capital Expenditures in respect of the acquisition of real property relating to Loan Party headquarters; and

•	increases the aggregate amount of permitted Capital Expenditures from $45 million in any fiscal year to $50 million in any fiscal year (plus any carry over permitted by the Credit Agreement).

The Amendment also contains provisions amending the Security Agreement, dated as of October 29, 2010 (the “Security Agreement”), by and among the Company, the other Grantors party thereto (such Grantors and the Company, the “Grantors”), and the Administrative Agent.  Except as amended by the Amendment, the terms of the Security Agreement remain in effect.

Among other things, the Amendment does the following with respect to the Security Agreement:

•
excludes from Collateral funds held in or credited to (i) deposit accounts maintained by a Grantor to comply with applicable gaming laws and (ii) deposit accounts maintained for customer deposits (the deposits described in clauses (i) and (ii), the “Excluded Deposits”); provided that the aggregate amount of all deposits in such Excluded Deposits accounts shall not exceed the purposes described above by more than $100,000; and

•	prohibits commingling of Collateral with the Excluded Deposits.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Document
10.1	Amendment No. 1 to Credit Agreement dated May 31, 2012 by and among Shuffle Master, Inc., Wells Fargo Bank, National Association and the lenders on the signature pages thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: June 6, 2012

/s/ MICHAEL GAVIN ISAACS
Michael Gavin Isaacs
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement dated May 31, 2012 by and among Shuffle Master, Inc., Wells Fargo Bank, National Association and the lenders on the signature pages thereto